CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Vector Intersect Security Acquisition Corporation

We hereby consent to the use in this Amendment No. 1 to the Registration
Statement on Form S-1 of our report dated August 15, 2005, on the financial statements of Vector Intersect Security Acquisition Corporation (a corporation in the development stage) as of August 8, 2005 and for the period from July 19,
2005 (inception) to August 8, 2005, which appears in such Registration
Statement. We also consent to the reference to our Firm under the caption
"Experts" in such Registration Statement.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

November 4, 2005